SLM Private Credit Student Loan Trust 2003-C Quarterly Servicing Report
Report Date: 5/31/2005 Reporting Period: 3/1/05-5/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		2/28/2005	Activity	5/31/2005

A	i	Portfolio Balance	$1,177,787,582.97	$(16,172,802.85)	$1,161,614,780.12
	ii	Interest to be Capitalized	39,745,956.31		42,519,007.84

	iii	Total Pool	$1,217,533,539.28		$1,204,133,787.96

	iv	Cash Capitalization Account (Cii)	74,402,741.74		74,402,741.74

	v	Asset Balance	$1,291,936,281.02		$1,278,536,529.70

	i	Weighted Average Coupon (WAC)	6.115%		6.408%
	ii	Weighted Average Remaining Term	181.66		180.00
	iii	Number of Loans	128,239		126,590
	iv	Number of Borrowers	87,336		86,269
	v	Prime Loans Outstanding	$1,083,617,322		$1,075,686,706
	vi	T-bill Loans Outstanding	$132,293,629		$127,747,484
	vii	Fixed Loans Outstanding	$1,622,589		$699,598

						% of		% of
	Notes		Cusips	Spread	Balance 3/15/05	O/S Securities**	Balance 6/15/05	O/S Securities**
B	i	A-1 Notes	78443CAY0	0.100%	$518,867,738.57	41.021%	$505,467,987.25	40.390%
	ii	A-2 Notes	78443CAZ7	0.390%	421,173,000.00	33.297%	421,173,000.00	33.654%
	iii	A-3 ARS	78443CBA1	ARS	75,000,000.00	5.929%	75,000,000.00	5.993%
	iv	A-4 ARS	78443CBB9	ARS	75,000,000.00	5.929%	75,000,000.00	5.993%
	v	A-5 ARS	78443CBC7	ARS	70,000,000.00	5.534%	70,000,000.00	5.593%
	vi	B Notes	78443CBD5	0.800%	43,965,000.00	3.476%	43,965,000.00	3.513%
	vii	C Notes	78443CBE3	1.600%	60,875,000.00	4.813%	60,875,000.00	4.864%

	viii	Total Notes			$1,264,880,738.57	100.000%	$1,251,480,987.25	100.000%

			3/15/2005	6/15/2005
C	i	Specified Reserve Account Balance ($)	$3,124,915.00	$3,124,915.00
	ii	Reserve Account Balance ($)	$3,124,915.00	$3,124,915.00
	iii	Cash Capitalization Acct Balance ($)	$74,402,741.74	$74,402,741.74
	iv	Initial Asset Balance	$1,352,777,122.47	$1,352,777,122.47
	v	Specified Overcollateralization Amount	$27,055,542.45	$27,055,542.45
	vi	Actual Overcollateralization Amount	$27,055,542.45	$27,055,542.45
	vii	Has the Stepdown Date Occurred?*	No	No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and September 15, 2008. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

**	Percentages may not total 100% due to rounding

II. 2003-C Transactions from: 2/28/2005 through: 5/31/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$19,160,393.80
	ii	Purchases by Servicer (Delinquencies >180)	2,671,087.64
	iii	Other Servicer Reimbursements	42.95
	iv	Other Principal Reimbursements	34,322.62

	v	Total Principal Collections	$21,865,847.01

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(5,562,040.00)
	iii	Capitalized Insurance Fee	(131,633.67)
	iv	Other Adjustments	629.51

	v	Total Non-Cash Principal Activity	$(5,693,044.16)

C	Total Student Loan Principal Activity		$16,172,802.85

D	Student Loan Interest Activity
	i	Interest Payments Received	$9,738,695.98
	ii	Purchases by Servicer (Delinquencies >180)	133,998.96
	iii	Other Servicer Reimbursements	2.20
	iv	Seller Reimbursements	1,437.59
	v	Late Fees	154,164.69
	vi	Collection Fees/Return Items	0.00

	vii	Total Interest Collections	$10,028,299.42

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	5,562,040.00
	iii	Other Interest Adjustments	552.82

	iv	Total Non-Cash Interest Adjustments	$5,562,592.82

F	Total Student Loan Interest Activity		$15,590,892.24

III. 2003-C Collection Account Activity 2/28/2005 through: 5/31/2005

A	Principal Collections
	i	Principal Payments Received	$18,350,525.41
	ii	Consolidation Principal Payments	809,868.39
	iii	Purchases by Servicer (Delinquencies >180)	2,671,087.64
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	42.95
	vi	Other Re-purchased Principal	34,322.62

	vii	Total Principal Collections	$21,865,847.01

B	Interest Collections
	i	Interest Payments Received	$9,726,994.46
	ii	Consolidation Interest Payments	11,701.52
	iii	Purchases by Servicer (Delinquencies >180)	133,998.96
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	2.20
	vi	Other Re-purchased Interest	1,437.59
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	154,164.69

	ix	Total Interest Collections	$10,028,299.42

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$656,342.59

G	Borrower Incentive Reimbursements		$101,143.61

H	Interest Rate Cap Proceeds		$0.00

I	Gross Swap Receipt		$8,335,425.24

J	Other Deposits		$1,603,535.78

	TOTAL FUNDS RECEIVED		$42,590,593.65
	LESS FUNDS PREVIOUSLY REMITTED:
	i	Funds Allocated to the Future Distribution Account	$(11,489,710.65)
	ii	Funds Released from the Future Distribution Account	$8,299,272.60

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUN		$39,400,155.60

K	Amount released from Cash Capitalizaton Account		$0.00

L	AVAILABLE FUNDS		$39,400,155.60

M	Servicing Fees Due for Current Period		$680,910.18

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$700,910.18

IV. 2003-C Future Distribution Account Activity

A	Account Reconciliation

	i	Beginning Balance	3/15/2005	$3,506,110.20
	ii	Total Allocations for Distribution Period		$7,983,600.45
	iii	Total Payments for Distribution Period		$(3,190,438.05)
	iv	Funds Released to the Collection Account		$(8,299,272.60)

	v	Total Balance Prior to Current Month Allocations		$0.00

	vi	Ending Balance	6/15/2005	$3,995,815.44

B	Monthly Allocations to the Future Distribution Account

	Monthly Allocation Date		3/15/2005
	i	Primary Servicing Fees		$686,683.86
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		39,499.18
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		2,773,260.50
	v	Interest Accrued on the Class B Notes		0.00

	vi	Balance as of	3/15/2005	$3,506,110.20

	Monthly Allocation Date		4/15/2005
	i	Primary Servicing Fees		$687,042.76
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		36,485.29
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		3,260,344.94
	v	Interest Accrued on the Class B Notes		0.00

	vi	Total Allocations		$3,990,539.65

	Monthly Allocation Date		5/15/2005
	i	Primary Servicing Fees		$683,863.88
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		35,308.33
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		3,267,221.93
	v	Interest Accrued on the Class B Notes		0.00

	vi	Total Allocations		$3,993,060.80

C	Total Future Distribution Account Deposits Previously Allocated			$11,489,710.65

D	Current Month Allocations		6/15/2005
	i	Primary Servicing		$680,910.18
	ii	Admin fees		6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		35,308.33
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		3,272,930.27
	v	Interest Accrued on the Class B & C Notes		0.00

	vi	Allocations on the Distribution Date		$3,995,815.44

5

V. 2003-C Auction Rate Security Detail

A	Auction Rate Securities - Payments During Distribution Period

	i	Payment Date	Security Description	Interest Rate	No. of Days	Start Date	End Date	Interest Payment	Broker/Dealer Fees	Auction Agent Fees
		03/22/2005	SLMPC TRUST 2003C A3	2.600000%	28	02/22/2005	03/22/2005	151,666.67	11,666.67	495.83
		03/29/2005	SLMPC TRUST 2003C A4	2.710000%	28	03/01/2005	03/29/2005	158,083.33	11,666.67	495.83
		04/07/2005	SLMPC TRUST 2003C A5	2.860000%	28	03/10/2005	04/07/2005	155,711.11	5,444.45	462.78
		04/19/2005	SLMPC TRUST 2003C A3	2.950000%	28	03/22/2005	04/19/2005	172,083.33	11,666.67	495.83
		04/26/2005	SLMPC TRUST 2003C A4	3.200000%	28	03/29/2005	04/26/2005	186,666.67	11,666.67	495.83
		05/05/2005	SLMPC TRUST 2003C A5	3.190000%	28	04/07/2005	05/05/2005	173,677.78	8,166.67	462.78
		05/17/2005	SLMPC TRUST 2003C A3	3.040000%	28	04/19/2005	05/17/2005	177,333.33	11,666.67	495.83
		05/24/2005	SLMPC TRUST 2003C A4	3.110000%	28	04/26/2005	05/24/2005	181,416.67	11,666.67	495.83
		06/02/2005	SLMPC TRUST 2003C A5	3.170000%	28	05/05/2005	06/02/2005	172,588.89	8,166.67	462.78
		06/14/2005	SLMPC TRUST 2003C A3	3.120000%	28	05/17/2005	06/14/2005	182,000.00	11,666.67	495.83

	ii	Auction Rate Note Interest Paid During Distribution Period			3/15/05 - 6/15/05			$1,711,227.78
	iii	Broker/Dealer Fees Paid During Distribution Period			3/15/05 - 6/15/05			$103,444.48
	iv	Auction Agent Fees Paid During Distribution Period			3/15/05 - 6/15/05			$4,859.15
	v	Primary Servicing Fees Remitted			3/15/05 - 6/15/05			$1,370,906.64

	vi	Total						$3,190,438.05
		- Less: Auction Rate Security Interest Payments due on the Distribution Date						$0.00
		- Less: Auction Rate Security Auction Agent Fees due on the Distribution Date						$0.00
		- Less: Auction Rate Security Broker Dealer Fees due on the Distribution Date						$0.00

B	Total Payments Out of Future Distribution Account During Collection Period							$3,190,438.05

C	Funds Released to Collection Account							$8,299,272.60

D	Auction Rate Student Loan Rates			Mar-05	Apr-05	May-05
				5.16923%	5.16918%	5.45718%

VI. 2003-C Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool	2/28/2005	5/31/2005

		December 15, 2003 to June 16, 2008	15%	$187,494,909.22	$187,494,909.22
		September 15, 2008 to June 15, 2011	18%
		September 15, 2011 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$9,113,239.29	$11,784,326.93
	iii	Cumulative Interest Purchases by Servicer		353,764.06	487,763.02
	iv	Total Gross Defaults:		$9,467,003.35	$12,272,089.95

VII. 2003-C Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005
INTERIM:
In School	5.990%	6.276%	30,827	22,850	24.039%	18.050%	$254,699,253.68	$184,241,867.73	21.625%	15.861%

Grace	6.260%	6.260%	7,336	13,652	5.721%	10.784%	$64,147,906.23	$119,535,630.63	5.446%	10.290%

Deferment	6.259%	6.564%	7,993	7,358	6.233%	5.812%	$69,676,126.68	$64,740,553.52	5.916%	5.573%

TOTAL INTERIM	6.083%	6.321%	46,156	43,860	35.992%	34.647%	$388,523,286.59	$368,518,051.88	32.989%	31.725%
REPAYMENT
Active
Current	5.992%	6.316%	70,031	72,004	54.610%	56.880%	$660,338,465.93	$675,663,695.49	56.066%	58.166%
31-60 Days Delinquent	6.790%	7.496%	2,450	1,812	1.910%	1.431%	23,424,212.12	$16,697,547.18	1.989%	1.437%
61-90 Days Delinquent	7.060%	7.463%	1,217	666	0.949%	0.526%	10,974,508.40	$5,790,664.07	0.932%	0.499%
91-120 Days Delinquent	7.634%	7.995%	576	693	0.449%	0.547%	5,143,903.96	$6,514,085.77	0.437%	0.561%
121-150 Days Delinquent	8.509%	7.575%	391	428	0.305%	0.338%	3,298,234.02	$3,928,120.06	0.280%	0.338%
151-180 Days Delinquent	7.379%	7.146%	99	168	0.077%	0.133%	954,972.19	$1,409,759.24	0.081%	0.121%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	$—	0.000%	0.000%

Forbearance	6.714%	7.064%	7,319	6,959	5.707%	5.497%	85,129,999.76	$83,092,856.43	7.228%	7.153%

TOTAL REPAYMENT	6.131%	6.449%	82,083	82,730	64.008%	65.353%	$789,264,296.38	$793,096,728.24	67.011%	68.275%

GRAND TOTAL	6.115%	6.408%	128,239	126,590	100.000%	100.000%	$1,177,787,582.97	$1,161,614,780.12	100.000%	100.000%

* Percentages may not total 100% due to rounding

VIII. 2003-C Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- Signature Loans	6.470%	97,341	$852,842,729.61	73.419%
- Law Loans	6.652%	18,757	171,261,972.00	14.743%
- Med Loans	5.833%	3,213	28,538,792.67	2.457%
- MBA Loans	5.631%	7,279	108,971,285.84	9.381%

- Total	6.408%	126,590	$1,161,614,780.12	100.000%

*Percentages may not total 100% due to rounding

IX. 2003-C Interest Rate Swap and Cap Calculations

A	Swap Payments

					Counterparty A	Counterparty B

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$541,808,660.76	$541,808,660.76

	Counterparty Pays:

	ii	3 Month Libor			3.01000%	3.01000%

	iii	Gross Swap Receipt Due Trust			$4,167,712.62	$4,167,712.62

	iv	Days in Period	3/15/2005	6/15/2005	92	92

	SLM Private Credit Trust Pays:

	v	Prime Rate (WSJ) Less	2.6500%		2.85000%	2.85000%

	vi	Gross Swap Payment Due Counterparty			$3,892,115.91	$3,892,115.91

	vii	Days in Period	3/15/2005	6/15/2005	92	92

B	Cap Payments

					Cap Calculation

	i	Notional Swap Amount			$860,000,000.00

	Counterparty Pays:

	ii	3 Month Libor			3.01000%

	iii	Cap Rate			6.00000%

	iv	Excess (if any) of Libor over Cap Rate (ii-iii)			0.00000%

	v	Days in Period	3/15/2005	6/15/2005	92

	vi	Cap Payment due Trust			$0.00

X. 2003-C Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.007947778	3/15/05 - 6/15/05	3.11000%

B	Class A-2 Interest Rate	0.008688889	3/15/05 - 6/15/05	3.40000%

C	Class B Interest Rate	0.009736667	3/15/05 - 6/15/05	3.81000%

D	Class C Interest Rate	0.011781111	3/15/05 - 6/15/05	4.61000%

XI. 2003-C            Inputs From Prior Period 2/28/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$1,177,787,582.97
	ii	Interest To Be Capitalized		39,745,956.31

	iii	Total Pool		$1,217,533,539.28
	iv	Cash Capitalization Account (CI)		74,402,741.74

	v	Asset Balance		$1,291,936,281.02

B	Total Note and Certificate Factor			0.939724000
C	Total Note Balance			$1,264,880,738.57

D	Note Balance 3/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B	Class C

	i	Current Factor	0.864779600	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$518,867,738.57	$421,173,000.00	$75,000,000.00	$75,000,000.00	$70,000,000.00	$43,965,000.00	$60,875,000.00

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
F	Unpaid Administration fees from Prior Quarter(s)			$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

XII. 2003-C Note Parity Triggers

		Class A	Class B	Class C
Notes Outstanding	3/15/05	$1,160,040,739	$1,204,005,739	$1,264,880,739
Asset Balance	2/28/05	$1,291,936,281	$1,291,936,281	$1,291,936,281

Pool Balance	5/31/05	$1,204,133,788	$1,204,133,788	$1,204,133,788
Amounts on Deposit*	6/15/05	97,534,384	97,106,312	96,389,137
Total		$1,301,668,172	$1,301,240,101	$1,300,522,926

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$131,895,542.45
Specified Class A Enhancement		$191,780,479.46	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$87,930,542.45
Specified Class B Enhancement		$129,451,823.63	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$27,055,542.45
Specified Class C Enhancement		$38,356,095.89	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

* Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XV Items B through F for the Class A; Items B through H for the Class B; and Items B through J for the Class C

XIII. 2003-C Cash Capitalization Account Triggers

A		Cash Capitalization Account Balance as of Collection End Date	5/31/2005	$74,402,741.74
		Less: Excess of Trust fees & Note interest due over Available Funds	6/15/2005	0.00

		Cash Capitalization Account Balance (CI)*		$74,402,741.74

B	i	5.50% of Initial Asset Balance		$74,402,741.74
	ii	Excess, CI over 5.5% of initial Asset Bal		$0.00
	iii	Release A(ii) excess to Collection Account?**	6/15/2005	DO NOT RELEASE

C	i	3.50% of Initial Asset Balance		$47,347,199.29
	ii	Excess, CI over 3.5% of initial Asset Bal		$27,055,542.45
	iii	Release B(ii) excess to Collection Account?**	6/15/2005	DO NOT RELEASE

		Release from Cash Capitalization Account (R)*	6/15/2005	$0.00

	*as defined under “Asset Balance” on page S-78 of the prospectus supplement
	**determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-58 of the prospectus supplement

XIV. 2003-C Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	3/15/2005	$1,160,040,738.57
	iii	Asset Balance	5/31/2005	$1,278,536,529.70

	iv	First Priority Principal Distribution Amount	6/15/2005	$0.00
				—

	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	3/15/2005	$1,204,005,738.57
	vii	Asset Balance	5/31/2005	$1,278,536,529.70
	viii	First Priority Principal Distribution Amount	6/15/2005	$0.00

	ix	Second Priority Principal Distribution Amoun	6/15/2005	$0.00
				—

	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	3/15/2005	$1,264,880,738.57
	xii	Asset Balance	5/31/2005	$1,278,536,529.70
	xiii	First Priority Principal Distribution Amount	6/15/2005	$0.00
	xiv	Second Priority Principal Distribution Amount	6/15/2005	$0.00

	xv	Third Priority Principal Distribution Amoun	6/15/2005	$0.00
				—

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	3/15/2005	$1,264,880,738.57
	ii	Asset Balance	5/31/2005	$1,278,536,529.70
	iii	Specified Overcollateralization Amount	6/15/2005	$27,055,542.45
	iv	First Priority Principal Distribution Amount	6/15/2005	$0.00
	v	Second Priority Principal Distribution Amount	6/15/2005	$0.00
	vi	Third Priority Principal Distribution Amount	6/15/2005	$0.00
	vii	Regular Principal Distribution Amoun		$13,399,751.32

C	Class A Noteholders’ Principal Distribution Amount

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	5/31/2005	$1,278,536,529.70
	iii	85% of Asset Balance	5/31/2005	$1,086,756,050.25
	iv	Specified Overcollateralization Amount	6/15/2005	$27,055,542.45
	v	Lesser of (iii) and (ii – iv)		$1,086,756,050.25
	vi	Class A Noteholders’ Principal Distribution Amt – Before the Stepdown Dat		$13,399,751.32
	vii	Class A Noteholders’ Principal Distribution Amt – After the Stepdown Date		$0.00

D	Class B Noteholders’ Principal Distribution Amount

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	5/31/2005	$1,278,536,529.70
	iii	89.875% of Asset Balance	5/31/2005	$1,149,084,706.07
	iv	Specified Overcollateralization Amount	6/15/2005	$27,055,542.45
	v	Lesser of (iii) and (ii – iv)		$1,149,084,706.07
	vi	Class B Noteholders’ Principal Distribution Amt – Before the Stepdown Date		$0.00
	vii	Class B Noteholders’ Principal Distribution Amt – After the Stepdown Date		$0.00

E	Class C Noteholders’ Principal Distribution Amount

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	5/31/2005	$1,278,536,529.70
	iii	97% of Asset Balance	5/31/2005	$1,240,180,433.81
	iv	Specified Overcollateralization Amount	6/15/2005	$27,055,542.45
	v	Lesser of (iii) and (ii – iv)		$1,240,180,433.81
	vi	Class C Noteholders’ Principal Distribution Amt – Before the Stepdown Dat		$0.00
	vii	Class C Noteholders’ Principal Distribution Amt – After the Stepdown Date		$0.00

XV. 2003-C Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-J )		$39,400,155.60	$39,400,155.60

B	Primary Servicing Fees-Current Month plus any Unpaid		$680,910.18	$38,719,245.42

C	Quarterly Administration Fee plus any Unpaid		$20,000.00	$38,699,245.42

D	Auction Agent Fees Due 6/15/2005		$0.00	$38,699,245.42
	Broker/Dealer Fees Due 6/15/2005		$0.00	$38,699,245.42

E	Gross Swap Payment due Counterparty A		$3,892,115.91	$34,807,129.51
	Gross Swap Payment due Counterparty B		$3,892,115.91	$30,915,013.59

F	i	Class A-1 Noteholders' Interest Distribution Amount due 6/15/2005	$4,123,845.48	$26,791,168.11
	ii	Class A-2 Noteholders' Interest Distribution Amount due 6/15/2005	$3,659,525.40	$23,131,642.71
	iii	Class A-3 Noteholders' Interest Distribution Amount due 6/15/2005	$0.00	$23,131,642.71
	iv	Class A-4 Noteholders' Interest Distribution Amount due 6/15/2005	$0.00	$23,131,642.71
	v	Class A-5 Noteholders' Interest Distribution Amount due 6/15/2005	$0.00	$23,131,642.71
	vi	Swap Termination Fees due 6/15/2005	$0.00	$23,131,642.71

G	First Priority Principal Distribution Amount - Principal Distribution Account		$0.00	$23,131,642.71

H	Class B Noteholders’ Interest Distribuition Amount due 6/15/2005		$428,072.55	$22,703,570.16

I	Second Priority Principal Distribution Amount - Principal Distribution Account		$0.00	$22,703,570.16

J	Class C Noteholders’ Interest Distribuition Amount		$717,175.14	$21,986,395.02

K	Third Priority Principal Distribution Amount - Principal Distribution Account		$0.00	$21,986,395.02

L	Increase to the Specified Reserve Account Balance		$0.00	$21,986,395.02

M	Regular Principal Distribution Amount - Principal Distribution Account		$13,399,751.32	$8,586,643.70

N	Carryover Servicing Fees		$0.00	$8,586,643.70

O	Auction Rate Noteholder’s Interest Carryover
	i	Class A-3	$0.00	$8,586,643.70
	ii	Class A-4	$0.00	$8,586,643.70
	iii	Class A-5	$0.00	$8,586,643.70

P	Swap Termination Payments		$0.00	$8,586,643.70

Q	Additional Principal Distribution Amount - Principal Distribution Account		$0.00	$8,586,643.70

R	Remaining Funds to the Certificateholders		$8,586,643.70	$0.00

XVI. 2003-C Principal Distribution Account Allocations

				Remaining
				Funds Balance
A	Total from Collection Account		$13,399,751.32	$13,399,751.32

B	i	Class A-1 Principal Distribution Amount Paid	$13,399,751.32	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00
	iv	Class A-4 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00
	v	Class A-5 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Distribution Paid		$0.00	$0.00

F	Remaining Class B Distribution Paid		$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid (or allocated)	$0.00	$0.00
	iv	Remaining Class A-4 Distribution Paid (or allocated)	$0.00	$0.00
	v	Remaining Class A-5 Distribution Paid (or allocated)	$0.00	$0.00

XVII. 2003-C Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B	Class C
	i	Quarterly Interest Due		$4,123,845.48	$3,659,525.40	$0.00	$0.00	$0.00	$428,072.55	$717,175.14
	ii	Quarterly Interest Paid		4,123,845.48	3,659,525.40	0.00	0.00	0.00	428,072.55	717,175.14

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00		$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount		$13,399,751.32	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or allocated)		13,399,751.32	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$17,523,596.80	$3,659,525.40	$0.00	$0.00	$0.00	$428,072.55	$717,175.14

B	Note Balances			3/15/2005	Paydown Factors	6/15/2005
	i	A-1 Note Balance	78443CAY0	$518,867,738.57		$505,467,987.25
		A-1 Note Pool Factor		0.864779600	0.022333000	0.842446600

	ii	A-2 Note Balance	78443CAZ7	$421,173,000.00		$421,173,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000
							Next ARS Pay Date	Balances
	iii	A-3 Note Balance	78443CBA1	$75,000,000.00		$75,000,000.00	07/12/05	$75,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000		1.000000000

	iv	A-4 Note Balance	78443CBB9	$75,000,000.00		$75,000,000.00	06/21/05	$75,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000		1.000000000

	v	A-5 Note Balance	78443CBC7	$70,000,000.00		$70,000,000.00	06/30/05	$70,000,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000		1.000000000

	vi	B Note Balance	78443CBD5	$43,965,000.00		$43,965,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	C Note Balance	78443CBE3	$60,875,000.00		$60,875,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVIII. 2003-C Historical Pool Information

								2003
			3/1/05-5/31/05	12/1/04-2/28/05	9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	8/18/3-11/30/03

Beginning Student Loan Portfolio Balance			$1,177,787,582.97	$1,184,661,986.78	$1,186,032,124.48	$1,191,380,848.59	$1,201,155,217.98	$1,202,893,173.22

	Student Loan Principal Activity
	i	Principal Payments Received	$19,160,393.80	$16,954,196.34	$14,588,045.37	$14,052,958.69	$13,747,785.94	$25,985,645.77
	ii	Purchases by Servicer (Delinquencies >180)	2,671,087.64	2,477,719.54	2,977,902.56	1,411,770.44	1,017,501.03	1,228,345.72
	iii	Other Servicer Reimbursements	42.95	4,478.70	68,476.55	27,448.07	(32,006.81)	3,550.32
	iv	Seller Reimbursements	34,322.62	49,692.46	38,982.99	—	93,452.56	841,059.95

	v	Total Principal Collections	$21,865,847.01	$19,486,087.04	$17,673,407.47	$15,492,177.20	$14,826,732.72	$28,058,601.76
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—	$—
	ii	Capitalized Interest	(5,562,040.00)	(11,511,962.78)	(15,050,635.24)	(9,506,536.21)	(4,848,056.60)	(23,299,636.32)
	iii	Capitalized Insurance Fee	($131,633.67)	($1,073,978.12)	($1,222,921.88)	($636,979.00)	($206,100.24)	($2,976,209.46)
	iv	Other Adjustments	629.51	(25,742.33)	(29,712.65)	62.12	1,793.51	(44,800.74)

	v	Total Non-Cash Principal Activity	$(5,693,044.16)	$(12,611,683.23)	$(16,303,269.77)	$(10,143,453.09)	$(5,052,363.33)	$(26,320,646.52)
								$—

(-)	Total Student Loan Principal Activity		$16,172,802.85	$6,874,403.81	$1,370,137.70	$5,348,724.11	$9,774,369.39	$1,737,955.24

	Student Loan Interest Activity
	i	Interest Payments Received	$9,738,695.98	$8,219,131.68	$6,399,699.05	$5,830,705.16	$5,369,428.80	$9,203,875.99
	ii	Repurchases by Servicer (Delinquencies >180)	133,998.96	94,944.90	129,968.23	53,382.54	34,855.48	40,612.91
	iii	Other Servicer Reimbursements	2.20	22.61	5,682.57	2,159.49	(1,906.22)	77.40
	iv	Seller Reimbursements	1,437.59	2,739.58	756.08	(0.00)	7,807.48	57,978.86
	v	Late Fees	154,164.69	124,155.77	93,549.58	78,655.83	67,109.33	114,212.37
	vi	Collection Fees	—	—	—	—	—	—

	viii	Total Interest Collections	10,028,299.42	8,440,994.54	6,629,655.51	5,964,903.02	5,477,294.87	9,416,757.53

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—	$—
	ii	Capitalized Interest	5,562,040.00	11,511,962.78	15,050,635.24	9,506,536.21	4,848,056.60	23,299,636.32
	iii	Other Interest Adjustments	552.82	2,455.39	19,596.01	13,583.52	28,841.20	138,139.03

	iv	Total Non-Cash Interest Adjustments	$5,562,592.82	$11,514,418.17	$15,070,231.25	$9,520,119.73	$4,876,897.80	$23,437,775.35

	v	Total Student Loan Interest Activity	$15,590,892.24	$19,955,412.71	$21,699,886.76	$15,485,022.75	$10,354,192.67	$32,854,532.88

(=)	Ending Student Loan Portfolio Balance		$1,161,614,780.12	$1,177,787,582.97	$1,184,661,986.78	$1,186,032,124.48	$1,191,380,848.59	$1,201,155,217.98
(+)	Interest to be Capitalized		$42,519,007.84	$39,745,956.31	$43,166,983.90	$50,020,280.80	$51,103,120.52	$46,965,543.28

(=)	TOTAL POOL		$1,204,133,787.96	$1,217,533,539.28	$1,227,828,970.68	$1,236,052,405.28	$1,242,483,969.11	$1,248,120,761.26

(+)	Cash Capitalization Account Balance (CI)		$74,402,741.74	$74,402,741.74	$74,402,741.74	$102,811,061.00	$102,811,061.00	$102,811,061.00

(=)	Asset Balance		$1,278,536,529.70	$1,291,936,281.02	$1,302,231,712.42	$1,338,863,466.28	$1,345,295,030.11	$1,350,931,822.26

XIX. 2003-C Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Dec-03	$1,251,820,090	2.20%
Mar-03	$1,248,120,761	2.03%
Jun-04	$1,242,483,969	1.77%
Sep-04	$1,236,052,405	1.71%
Dec-04	$1,227,828,971	2.00%
Mar-05	$1,217,533,539	1.90%
Jun-05	$1,204,133,788	1.88%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.